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                                                                     Exhibit 5.1

                      [Foley, Hoag & Eliot LLP letterhead]

                                                January 28, 2000

Centra Software, Inc.
430 Bedford Street
Lexington, Massachusetts 02420

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-1 (Registration No. 333-89817), as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto (as amended, the "Registration Statement"), filed by Centra Software, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed public offering by the Company of up to 5,750,000 shares (the "Shares") of its Common Stock, $.001 par value per share (the "Common Stock") to be issued by the Company. The foregoing number of Shares assumes the exercise in full of the over-allotment option described in the Registration Statement.

         We are familiar with the Company's Certificate of Incorporation, its By-Laws, the records of meetings and consents of its Board of Directors and of its stockholders provided to us by the Company, and its stock records. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         Based on the foregoing, it is our opinion that:

         1. The Company has corporate power adequate for the issuance of the Shares in accordance with the Registration Statement. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares. When certificates for the Shares have been duly executed and countersigned, and delivered against due receipt of consideration therefor as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.
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Centra Software, Inc.
January 28, 2000
Page 2

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement.

                                       Very truly yours,

                                       Foley, Hoag & Eliot LLP

                                       By: /s/ Mark L. Johnson
                                           ----------------------------
                                           A Partner